UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 20, 2014

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 18, 2014, Lawrence Best notified Haemonetics Corporation (the “Company”) that after serving on the board since 2003, he will not stand for re-election at the next annual meeting of stockholders. Mr. Best’s decision was based on his desire to focus more of his time on working with privately-held early stage medical device companies and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Best will continue to serve as a director of the Company until the end of July 2014.
Mr. Best said “It has been a privilege to serve on the Board for the past decade as the Company has grown and matured as a leader in the global blood management market. I wish management and the board continued success.”
Brian Concannon, President and Chief Executive Officer, said “All of us at Haemonetics are grateful for Mr. Best’s many invaluable contributions as a Director and we wish him continued success in all of his future endeavors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: March 20, 2014	By:	/s/ Christopher Lindop
Christopher Lindop, Vice President
and Chief Financial Officer